                                   Exhibit 4

             Instruments defining the rights of security holders,
                             including debentures

COMMON STOCK                                                        COMMON STOCK

                                    <LOGO>
                               GFS BANCORP, INC.
NUMBER                        (Holding company for                        SHARES
                         Grinnell Federal Savings Bank)

                             A Delaware Corporation

                                                               CUSIP 361694 10 2
                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


This certifies



Is the owner of


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

                               GFS BANCORP, INC.

that "Corporation", a Delaware corporation. The shares represented by this certificate and transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until signed and registered by the Corporation's transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:


---------------------------                        ---------------------------
  Ginger L. Sterk                                    LeRoy E. Meredith
  Secretary                         (SEAL)           President

                               GFS BANCORP, INC.

         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of GFS Bancorp, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Corporation's certificate of incorporation provides that no "person" (as defined in the certificate of incorporation) who "beneficially owns" (as defined in the certificate of incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the certificate of incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain business combinations (as defined in the certificate of incorporation) between the Corporation and a 10% or more stockholder. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation), or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

                        -------------------------------

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


         TEN COM - as tenants in common                     TRANS MINOR LAW -- .............Custodian............
         TEN ENT - as tenants by the entities                                            (Cust)           (Minor)
         JT TEN  - as joint tenants with right of                                   Under Transfers to Minors Law
                        survivorship and not                                        Act..........................
                        as tenants in common                                                         (State)
                                                            UNIF GIFT MIN ACT - ............ Custodian...........
                                                                                         (Cust)           (Minor)
                                                                                    under Uniform Gifts to Minors
                                                                                    Act..........................
                                                                                                     (State)

    Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto
    PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFICATION NUMBER OF ASSIGNEE
     --------------------------

     --------------------------

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


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                                                                          Shares
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of Common Stock, represented by the within certificate, and do hereby
                                                                        Attorney
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irrevocably constitute and appoint to transfer the said shares on the books of

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the within named Corporation with full power or substitution in the premises.

Date:
      --------------

                                               THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE
                                      NOTICE   NAMES AS WRITTEN UPON FACE OF THE CERTIFICATE IN EVERY
                                               PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                               CHANGE WHATEVER.